UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2005

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6948	38-1016240
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13515 Ballantyne Corporate Place
Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former name or former address if changed since last)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.        Completion of Disposition of Assets

On March 23, 2005, SPX Corporation (the “Company”) completed the sale of its fire detection and building life-safety systems business, Edwards Systems Technology (“EST”), to subsidiaries of General Electric Company (“GE”) for $1.395 billion in cash (the “EST Sale”).  The disposition was completed pursuant to a Purchase and Sale Agreement entered into on November 15, 2004 among the Company, various subsidiaries of the Company, GE and General Electric Canada.  On March 23, 2005, the Company issued a press release related to the EST Sale (the “Press Release”).  A copy of the Press Release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01.        Other Events

The Company used the net proceeds of the EST Sale to fund tender offers for its 7 ½% Senior Notes due 2013 and for its 6 ¼% Senior Notes due 2011 (collectively the “Notes”).

Item 9.01.        Financial Statements and Exhibits

(b)  Pro Forma Financial Information

In addition to the completion of the EST Sale noted above, on January 2, 2005, the Company completed the sale of its BOMAG compaction equipment business (“BOMAG”) to Fayat SA for approximately $446 million in cash, subject to price adjustment based on working capital existing as of January 2, 2005.  The required pro forma financial information related to the completion of the BOMAG sale was filed on Form 8-K on January 6, 2005.  To reflect the cumulative impact of the BOMAG and EST dispositions, both have been presented herein for pro forma purposes.  Accordingly, the following unaudited pro forma consolidated balance sheet of the Company reflects the dispositions of BOMAG and EST as if they had occurred on December 31, 2004.  The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2004 reflects the dispositions of BOMAG and EST as if they had occurred on January 1, 2004.  The pro forma adjustments are based on the operating results for BOMAG and EST during the periods presented, the cash receipts and gains resulting from the dispositions and other transactions resulting from the dispositions.

The pro forma financial information is based on presently available information and is not necessarily indicative of the results that would have been reported had the transactions actually occurred on the dates specified.  The final accounting for the disposition of the BOMAG and EST businesses is still under review by management and will be finalized prior to the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.  The pro forma gains on the disposition of the BOMAG and EST businesses are based on the net book value at December 31, 2004 of the net assets sold.  Accordingly, the Company’s actual recording of the dispositions may differ from the pro forma financial information.  The pro forma financial information does not purport to indicate the future consolidated financial position or future consolidated results of operations of the Company.

SPX CORPORATION AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET

(Unaudited)

($ in millions)

	December 31, 2004
	Historical	BOMAG		EST		Adjustments		Pro Forma
ASSETS
Current assets:
Cash and equivalents	$581.4	$446.0	A	$1,395.0	F	$(1,158.2	)H	$1,264.2
Accounts receivable, net	980.4							980.4
Inventories, net	509.5							509.5
Other current assets	112.5							112.5
Deferred income taxes	141.7							141.7
Assets of discontinued operations	1,545.3	(603.3	)B	(309.4	)B			632.6
Total current assets	3,870.8	(157.3)		1,085.6		(1,158.2)		3,640.9
Property, plant and equipment:
Land	34.3							34.3
Buildings and leasehold improvements	231.3							231.3
Machinery and equipment	678.8							678.8
	944.4	—		—		—		944.4
Accumulated depreciation	(447.4)			—		—		(447.4)
	497.0	—		—		—		497.0

Goodwill	2,076.8			—		—		2,076.8
Intangibles, net	496.6			—		—		496.6
Other assets	647.3			—		(16.4	)I	630.9
Total assets	$7,588.5	$(157.3)		$1,085.6		$(1,174.6)		$7,342.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$516.7	$—		$—		$—		$516.7
Accrued expenses	761.2	29.0	C	498.1	G	(46.0	)J	1,242.3
Short-term debt	63.5					—		63.5
Current maturities of long-term debt	48.3					—		48.3
Liabilities of discontinued operations	424.4	(216.3	)B	(45.0	)B	—		163.1
Total current liabilities	1,814.1	(187.3)		453.1		(46.0)		2,033.9

Long-term debt	2,414.3					(1,068.2	)K	1,346.1
Deferred and other income taxes	600.6							600.6
Other long-term liabilities	627.8					(5.6	)L	622.2
Total long-term liabilities	3,642.7	—		—		(1,073.8)		2,568.9

Minority interest	3.9			—		—		3.9
Shareholders’ equity:
Common stock	899.9			—		—		899.9
Paid-in capital	988.6			—		—		988.6
Retained earnings	622.6	130.0	D	625.0	D	(54.8)		1,322.8
Unearned compensation	(33.2)							(33.2)
Accumulated other comprehensive income	327.5	(100.0	)E	7.5	E	—		235.0
Common stock in treasury	(677.6)					—		(677.6)
Total shareholders’ equity	2,127.8	30.0		632.5		(54.8)		2,735.5
Total liabilities and shareholders’ equity	$7,588.5	$(157.3)		$1,085.6		$(1,174.6)		$7,342.2

The accompanying notes are an integral part of these pro forma financial statements.

SPX CORPORATION AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

($ in millions, except per share amounts)

	Year ended December 31, 2004
	Historical	BOMAG (1)	EST (1)	Adjustments		Pro Forma

Revenues	$4,372.0	$—	$—	$—		$4,372.0

Costs and expenses:
Cost of products sold	3,233.2	—	—	—		3,233.2
Selling, general and administrative	838.4	—	—	—		838.4
Intangible amortization	17.2	—	—	—		17.2
Special charges, net	45.5					45.5
Impairment of goodwill and indefinite lived intangible assets	246.8	—	—	—		246.8
Operating income	(9.1)	—	—	—		(9.1)

Other expense, net	(9.2)	—	—	—		(9.2)
Interest expense, net	(154.0)	—	—	(9.7	)M,N	(163.7)
Income from continuing operations before income taxes	(172.3)	—	—	(9.7)		(182.0)
Income tax benefit (provision)	31.6	—	—	3.7	O	35.3
Equity earnings in joint ventures	26.0					26.0
Income from continuing operations	(114.7)	—	—	(6.0)		(120.7)

Basic income per share of common stock
Income (loss) from continuing operations	$(1.54)					$(1.63)

Weighted average number of common shares outstanding	74.271					74.271

Diluted income per share of common stock
Income from continuing operations	$(1.54)					$(1.63)

Weighted average number of common shares outstanding	74.271					74.271

(1)           The EST and BOMAG businesses were classified as discontinued operations at December 31, 2004 and the results of their operations were shown below income from continuing operations in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

The accompanying notes are an integral part of these pro forma financial statements.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Dollar amounts in millions)

1.     Basis of Presentation

The preceding unaudited pro forma consolidated financial statements are based upon the Company’s historical results of operations and financial condition, adjusted to reflect the pro forma effect of the sale of the Company’s BOMAG and EST businesses.  The historical consolidated financial information presented herein should be read in conjunction with the audited consolidated financial statements and notes in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

2.     Pro Forma Adjustments

Pro Forma Balance Sheet Adjustments

A)   Cash proceeds from the sale of the BOMAG business, exclusive of any potential purchase price adjustment based on working capital as of January 2, 2005.

B)    Related assets and liabilities of BOMAG and EST previously reported as discontinued operations in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

C)    Estimated legal, consulting and other costs directly associated with the disposition of the BOMAG business along with an income tax provision of approximately $12.0 recorded on the gain on sale.

D)    Preliminary after-tax gain on the sales of BOMAG and EST.

E)    Reclassification of the cumulative translation adjustments related to the BOMAG and EST businesses as a component of the gain on sales.

F)    Cash proceeds from the sale of the EST business, exclusive of any potential purchase price adjustment based on working capital as of March 23, 2005.

G)    Estimated legal, consulting and other costs directly associated with the disposition of the EST business along with an income tax provision of approximately $470.0 recorded on the gain on sale.

H)    Repayment of a portion of the Company’s term loans ($400.0) and the termination of interest rate swap agreements ($5.6) with cash proceeds from the BOMAG sale.  Also includes $752.6 of EST sale proceeds used to repurchase the majority of the Notes, which included $72.9 of premium on the Notes and other fees recognized as part of the repurchase.

I)     The write-off of unamortized deferred financing costs associated with the term loan repayment ($3.8) and repurchase of the Notes ($12.6).

J)     Reduction in income taxes payable primarily due to (1) the income tax benefit associated with the premium and fees paid on the repurchase of the Notes and the write-off of deferred financing costs associated with the term loan repayment and repurchase of the Notes and (2) the payment of accrued interest of $11.5 on the repurchase of the Notes.

K)    Repayment of a portion of the Company’s term loans ($400.0) and the repurchase of the majority of the Notes ($668.2).

L)    Terminations of interest rate swap agreements.

Pro Forma Statement of Operations Adjustments

M)   Interest expense includes $4.9, which is comprised of the write-off of the unamortized deferred financing costs associated with the repayment of the term loans.  Interest expense also includes $87.4 associated with the repurchase of the Notes, which is comprised of the premium on the repurchase ($72.9) and the write-off of unamortized deferred financing costs ($14.5).

N)    Includes a reduction in interest expense of $28.1 associated with the repayment of the term loans, which is comprised of savings from the repayment ($27.2) and reduced amortization expense resulting from the write-off of deferred financing fees ($0.9). Interest expense was also reduced by $54.5 associated with the repurchase of the Notes, which is comprised of savings resulting from the repurchase ($47.3), reduced amortization expense resulting from the write-off of the deferred financing fees ($1.9) and incremental interest income earned on the cash received from the EST sale ($5.3).

O)    Income tax effect at approximately 38.5%.

(c)  Exhibits

The following exhibits are related hereto.

Exhibit Number	Description

2.1

Purchase and Sale Agreement by and among SPX Corporation, Edwards Systems Technology, Inc., GSBS Development Corporation, Ziton (Pty) Limited, SPX Canada Partner II Co., SPX Canada, Maxivox Inc., SPX Australia Pty. Ltd., General Electric Company and General Electric Canada, included as Exhibit 2.1 to our Report on Form 8-K filed on November 18, 2004 (file no. 1-6948).

99.1	Press Release issued March 23, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: March 29, 2005	By:	/s/	Patrick J. O’Leary
Patrick J. O’Leary
Executive Vice President, Chief Financial Officer and Treasurer

S-1

EXHIBIT INDEX

Exhibit Number	Description

2.1

Purchase and Sale Agreement by and among SPX Corporation, Edwards Systems Technology, Inc., GSBS Development Corporation, Ziton (Pty) Limited, SPX Canada Partner II Co., SPX Canada, Maxivox Inc., SPX Australia Pty. Ltd., General Electric Company and General Electric Canada, included as Exhibit 2.1 to our Report on Form 8-K filed on November 18, 2004 (file no. 1-6948).

99.1	Press Release issued March 23, 2005.

E-1